Exhibit 10.5

THIS INTERCOMPANY LOAN AND DEBT TRANSFER AGREEMENT is made effective on 1st June 2021

BETWEEN

(1)	Innovative Eyewear Inc (“Company”); and

(2)	Lucyd Ltd (“Lucyd”).

(3)	Tekcapital plc (“Tek”).

(4)	Tekcapital Europe Ltd (“EUR”).

(5)	Tekcapital LLC (“LLC”).

IT IS AGREED as follows:

1.	DEFINITIONS

“Debt” means the debt of USD $387,328 which is owed to Lucyd, Tek, EUR or LLC on behalf of the Company.

2.	DEBT

The Parties confirm that Lucyd, Tek, EUR or LLC incurred costs, expenses and facilitated payments on behalf of the Company. This Agreement is to reflect the intercompany loans and to transfer the Debt to the Company. The Parties confirm that Lucyd is entitled to repayment of the Debt which is owed by the Company.

3.	INTEREST

Unless otherwise agreed by the Company and Lucyd, no interest shall be payable on the amount of the Debt outstanding.

4.	REPAYMENT

The Debt (together with all interest accrued thereon and other amounts due or owing to Lucyd in connection with the Debt) shall be repayable by the Company upon the demand of Lucyd at any time or as otherwise agreed between the Company and Lucyd.

5.	PREPAYMENT

The Company may prepay the whole or any part of the Debt (together with interest accrued thereon and any other amounts due or owing to Lucyd at such time) at any time unless otherwise agreed.

6.	PAYMENTS

Unless required by law and unless the Company and Lucyd agree otherwise, all payments made by the Company hereunder shall be made free and clear of and without any deduction for or on account of any tax, set-off or counterclaim.

7.	VARIATION

This Agreement may only be varied by a document signed by both the Company and Lucyd.

8.	ASSIGNMENT

This Agreement is personal to the Parties and no Party shall assign, transfer, mortgage, charge, subcontract, declare a trust of or deal in any other manner with any of its rights and obligations under this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed).

9.	AUTHORITY

The Parties declare that they each have the right, power and authority and have taken all action necessary to execute and deliver, and to exercise their rights and perform their obligations under this Agreement.

10.	NO WAIVER

No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

11.	SEVERANCE

11.1	If any court or competent authority finds that any provision of this Agreement (or part of any provision) is invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Agreement shall not be affected.

11.2	If any invalid, unenforceable or illegal provision of this Agreement would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable.

12.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the document.

13.	GOVERNING LAW AND JURISDICTION

13.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English Law.

13.2	The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

Signed by:

For and on behalf of Innovative Eyewear Inc

Signed by:

For and on behalf of Lucyd Ltd

Signed by:

For and on behalf of Tekcapital Plc

Signed by:

For and on behalf of Tekcapital Europe Ltd

Signed by:

For and on behalf of Tekcapital LLC